Filed Pursuant to Rule 424(b)(4)
Registration File No. 333-213492

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated August 9, 2018

Prospectus Supplement to Prospectus dated September 30, 2016

Party City Holdco Inc.

10,000,000 Shares

Common stock

The selling stockholder identified in this prospectus supplement is selling 10,000,000 shares of common stock. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

You should carefully read this prospectus supplement, together with the accompanying prospectus and the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on The New York Stock Exchange under the symbol “PRTY”. On August 8, 2018, the last sale price of our common stock as reported on The New York Stock Exchange was $15.75 per share.

Investing in our common stock involves substantial risk. Please read “Risk Factors” referenced on page S-3 of this prospectus supplement and the risk factors in the documents we incorporate by reference before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter has agreed to purchase shares of our common stock from the selling stockholder at a price of $        per share, which will result in approximately $        of proceeds to the selling stockholder before expenses. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on The New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. We have agreed to reimburse the underwriter for certain expenses in connection with this offering. See “Underwriting”.

The selling stockholder has granted the underwriter the option to purchase up to 1,500,000 additional shares of common stock on the same terms and conditions set forth above if the underwriter sells more than 10,000,000 shares of common stock in this offering.

The underwriter expects to deliver the shares against payment in New York, New York on or about                     , 2018.

Morgan Stanley

Prospectus supplement dated                     , 2018.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses. We have not, and the selling stockholder and underwriter have not, authorized

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anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We, the selling stockholder and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, operating results and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering and the offering of our common stock in certain jurisdictions may be restricted by law. If you possess this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we, the selling stockholder nor the underwriter are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context requires otherwise, references in this prospectus supplement to the “Company”, “Party City”, “we”, “us” and “our” refer to Party City Holdco Inc. and its consolidated subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, including specific information about the selling stockholder and the terms on which the selling stockholder is offering and selling shares of our common stock, and certain other matters relating to us and our business including updates with respect to information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us, a description of our common stock and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 that we filed with, and was declared effective by, the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents that we file or have filed with the SEC. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. Any statement modified or superseded by a statement made in a subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus supplement will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

MARKET, RANKING AND OTHER INDUSTRY DATA

The market, ranking and other industry data included in this prospectus supplement, including the size of certain markets and our position and the position of our competitors within these markets, are based on published industry sources, our own research and estimates based on our management’s knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained from trade and business organizations and other contacts in the markets in which we operate. We note that our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the risk factors incorporated by reference herein.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. In addition, our name, logo and website name and address are our service marks or trademarks. Some of the more important trademarks and service marks that we use include Party City®, Amscan® and Halloween City®. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus supplement may be listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, trade names and copyrights. This prospectus supplement may also include trademarks, service marks or trade names of other companies. Each trademark, trade name or service mark by any other company appearing in this prospectus supplement belongs to its holder.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights certain information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. This prospectus supplement summary is qualified in its entirety by the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. Before investing, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the information under “Risk Factors” beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference herein and our consolidated financial statements and the related notes thereto incorporated by reference herein. This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” beginning on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus.

Our Company

We are the leading party goods retailer by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. With approximately 950 locations (inclusive of franchised stores), we have the only coast-to-coast network of party superstores in the U.S. and Canada that make it easy and fun to enhance special occasions with a differentiated shopping experience and an unrivaled assortment of innovative and exciting merchandise offered at a compelling value. We also operate multiple e-commerce sites, principally under the domain name PartyCity.com, and during the Halloween selling season we also open a network of approximately 250 temporary Halloween City stores, including approximately 50 jointly under the Halloween City and Toy City banners.

In addition to our retail operations, we are also one of the largest global designers, manufacturers and distributors of decorated party supplies with products found in over 40,000 retail outlets worldwide, including independent party supply stores, mass merchants, grocery retailers and dollar stores. Our products are available in over 100 countries with the United Kingdom, Canada, Germany, Mexico and Australia among the largest end markets for our products outside of the United States.

Corporate Information

Party City Holdco Inc. is a Delaware corporation. Our executive offices are located at 80 Grasslands Road, Elmsford, New York 10523 and our telephone number at that location is (914) 345-2020. Our website address is http://www.PartyCity.com. Our website, and the information contained on our website, is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by the selling stockholder	10,000,000 shares

Common stock to be outstanding after this offering	96,474,228 shares

Use of proceeds	We will not receive any of the proceeds from the sale of shares of our common stock in this offering.

Dividend policy	We have no current plans to pay dividends on our common stock in the foreseeable future.

Principal stockholders	Following the completion of this offering and assuming no exercise of the underwriter’s option to purchase additional shares, investment funds affiliated with Thomas H. Lee Partners, L.P. (“THL”) will continue to indirectly beneficially own 37.02% of our common stock. As a result, THL will be able to exert significant voting influence on fundamental and significant corporate matters and transactions.

Risk factors	You should carefully read and consider the information set forth in the “Risk Factors” section of this prospectus supplement and all other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before investing in our common stock.

NYSE symbol	“PRTY”

The outstanding share information set forth above is as of June 30, 2018. It assumes no issuance of shares of common stock under our Amended and Restated 2012 Omnibus Equity Incentive Plan (the “2012 Plan”). As of June 30, 2018, an aggregate of 5,378,314 shares of common stock were reserved for issuance under the 2012 Plan. Additionally, the outstanding share information set forth above assumes no exercise of warrants exercisable for 596,000 shares of common stock.

RISK FACTORS

An investment in our common stock involves various risks. You should carefully consider the following risks and all of the other information contained in this prospectus supplement and the accompanying prospectus before investing in our common stock. In addition, you should read and consider the risk factors associated with our business included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. See “Where You Can Find More Information”. The risks described below and incorporated herein by reference are those which we believe are the material risks that we face. The trading price of our common stock could decline due to any of these risks, as well as risks currently unknown to us, and you may lose all or part of your investment in our common stock.

Risks Related to This Offering

Our share price could be extremely volatile, and, as a result, you may not be able to resell your shares at or above the price you paid for them.

Since our initial public offering in April 2015, the price of a share of common stock, as reported on The New York Stock Exchange (the “NYSE”), has ranged from a low of $7.53 on February 9, 2016 to a high of $22.60 on May 13, 2015. In addition, the stock market in general has been highly volatile. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease, which could be substantial, in the value of their shares, including decreases unrelated to our operating performance or prospects, and could lose part or all of their investment. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those described elsewhere in this prospectus supplement, including under the section titled “Cautionary Note Regarding Forward Looking Statements,” and in the accompanying prospectus.

There may be sales of a substantial amount of our common stock after this offering by our current stockholders, and these sales could cause the price of our common stock to fall.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future. As of July 25, 2018, there were 96,477,447 shares of our common stock outstanding. Following completion of this offering and assuming no exercise of the underwriter’s option to purchase additional shares, based on the shares outstanding as of June 30, 2018, approximately 43.38% of our outstanding shares will be beneficially owned by THL, our executive officers and our directors. Each of THL, our executive officers and our directors has entered into a lock-up agreement with the underwriter, which regulates their sales of our common stock for a period of 30 days after the date of this prospectus supplement, subject to certain exceptions.

Of the shares to be outstanding after the offering, 54,620,428 shares are eligible for immediate sale in the public market without restriction by persons other than our affiliates. An additional 57,222,680 shares are eligible for resale under the registration statement of which this prospectus supplement is a part, subject to the lock-up agreements described above.

In addition, as of June 30, 2018, we have approximately 5,378,314 shares that are registered and reserved for issuance under the 2012 Plan, which shares may be issued from time to time upon the vesting or exercise, as applicable, of various equity awards.

THL will continue to have significant influence over us after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

Upon completion of this offering and assuming no exercise of the underwriter’s option to purchase additional shares, THL will beneficially own 37.02% of our outstanding common stock. As a result, THL will be able to exert a significant degree of influence over our business and affairs, including any determinations with respect to mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, the repurchase or redemption of common stock and the payment of dividends. Similarly, THL may effectively control matters submitted to a vote of our stockholders without the consent of our other stockholders, may have the power to prevent a change in our control and could take other actions that might be favorable to them.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of federal securities laws that relate to future events or our future financial performance. In many cases, you can identify forward-looking statements by terminology such as “aim”, “anticipate”, “assume”, “believe”, “can have”, “continue”, “could”, “due”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “likely”, “may”, “objective”, “outlook”, “plan”, “potential”, “positioned”, “predict”, “pro forma”, “project”, “should”, “target”, “will”, “would” or the negative of these terms or other comparable terminology. These forward-looking statements are made based on our management’s expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These uncertainties and other factors could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Important factors that may cause actual results to differ materially from the results expressed or implied by these forward-looking statements are set forth under “Risk Factors” in this prospectus supplement and under “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference in this prospectus supplement and the accompanying prospectus. These forward-looking statements are based on information available to us on the date each forward-looking statement is made. We undertake no obligation, except as may be required by law, to publicly update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

•	we operate in a competitive industry, and our failure to compete effectively could cause us to lose our market share, revenues and growth prospects;

•	a decrease in our Halloween sales could have a material adverse effect on our operating results for the year;

•	our failure to appropriately respond to changing merchandise trends and consumer preferences could significantly harm our customer relationships and financial performance;

•	our business may be adversely affected by fluctuations in commodity prices;

•	we may not be able to successfully implement our store growth strategy;

•	our business may be adversely affected by unexpected or unfavorable consumer responses to our promotional or merchandising programs;

•	our failure to comply with existing or future laws relating to our marketing programs, e-commerce initiatives and the use of consumer information;

•	disruption to the transportation system or increases in transportation costs could have a material adverse effect on our operating results;

•	our business may be adversely affected by product recalls or product liability;

•	loss or actions of third party vendors and loss of the right to use licensed material could have a material adverse effect on our operating results;

•	disruptions at our manufacturing facilities could have a material adverse effect on our operating results;

•	our business may be adversely affected by failure by suppliers or third-party manufacturers to follow acceptable labor practices or to comply with other applicable laws and guidelines;

•	our business is sensitive to consumer spending and general economic conditions, and an economic slowdown could adversely affect our financial performance;

•	our business may be adversely affected by potential litigation and claims;

•	our business may be adversely affected by lack of available additional capital;

•	our business may be adversely affected by our inability to retain or hire key personnel;

•	our business may be adversely affected by risks associated with leasing substantial amounts of space;

•	failure of existing franchisees to conduct their business in accordance with agreed upon standards could have a material adverse effect on our operating results ;

•	our business is sensitive to the adequacy of our information systems, order fulfillment and distribution facilities;

•	our business is sensitive to our ability to adequately maintain the security of our electronic and other confidential information;

•	we may not be able to successfully identify and integrate acquisitions;

•	our business is sensitive to the adequacy of our intellectual property rights;

•	our international operations subject us to additional risks, which risks and costs may differ in each country in which we do business and may cause our profitability to decline;

•	our substantial indebtedness and lease obligations could adversely affect our financial flexibility and our competitive position;

•	movements in foreign exchange rates could cause our profitability to decline;

•

we may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful; and

•

investment funds affiliated with THL have the ability to exert significant influence over the outcome of matters submitted for stockholder approval and may have interests that differ from those of our other stockholders.

The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and it is not possible for us to predict all of them. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement and the documents incorporated by reference herein and therein, as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus supplement and the documents incorporated by reference herein and therein in the context of these risks and uncertainties.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

MARKET PRICE OF OUR COMMON STOCK

Our common stock has been listed on the NYSE under the symbol “PRTY” since April 16, 2015. Prior to that time, there was no public market for our common stock. The following table sets forth for the periods indicated the high and low sales prices per share of our common stock as reported on the NYSE:

	High	Low
2016:
Quarter ended March 31, 2016	$15.11	$7.53
Quarter ended June 30, 2016	$15.34	$12.05
Quarter ended September 30, 2016	$19.10	$13.57
Quarter ended December 31, 2016	$18.33	$12.65
2017:
Quarter ended March 31, 2017	$15.95	$12.75
Quarter ended June 30, 2017	$17.05	$13.35
Quarter ended September 30, 2017	$16.90	$13.40
Quarter ended December 31, 2018	$14.23	$9.50
2018:
Quarter ended March 31, 2018	$16.75	$13.50
Quarter ended June 30, 2018	$16.50	$14.18
Period from July 1, 2018 through August 8, 2018	$16.95	$14.74

A recent reported closing price for our common stock is set forth on the cover page of this prospectus supplement. Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. As of July 31, 2018, there were 48 holders of record of our common stock.

DIVIDEND POLICY

We do not anticipate paying any cash dividends in the near future. Instead, we anticipate that all of our future earnings, if any, will be used to finance operations, development and growth of our business and repay indebtedness. Any future determination to pay dividends will be at the discretion of our board of directors, subject to compliance with applicable law and any contractual provisions, including under agreements for indebtedness, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our board of directors may deem relevant. For additional information concerning restrictions relating to agreements for indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference in this prospectus supplement and the accompanying prospectus.

SELLING STOCKHOLDER

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of July 31, 2018 and as adjusted to reflect the sale of the shares of our common stock offered in the public offering under this prospectus supplement for the selling stockholder assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Shares Owned Prior to the Offering		Number of Shares Offered	Shares Owned After the Offering (no option exercise)		Shares Owned After the Offering (full option exercise)
Name	Number of Shares	Percentage		Number of Shares	Percentage	Number of Shares	Percentage
Funds affiliated with Thomas H. Lee Partners, L.P.(1)	45,716,258	47.39%	10,000,000	35,716,258	37.02%	34,216,258	35.47%

(1)

Funds affiliated with Thomas H. Lee Partners, L.P. (the “THL Funds”) own 100% of THL PC Topco, L.P., which in turn owns shares of our common stock. Voting and investment determinations with respect to the securities held by the THL Funds are made by a management committee (the “THL Committee”) consisting of Todd M. Abbrecht, Anthony J. DiNovi, Thomas M. Hagerty, Soren L. Oberg, Scott M. Sperling and Kent R. Weldon, and as such each member of the THL Committee may be deemed to share beneficial ownership of the securities held or controlled by the THL Funds. Each member of the THL Committee disclaims beneficial ownership of such securities. The address of the THL Funds and each member of the THL Committee is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF SHARES OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of shares of our common stock acquired pursuant to this offering by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders of shares of our common stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect.

This summary assumes that shares of our common stock are held by a Non-U.S. Holder as “capital assets” within the meaning of Section 1221 of the Code. This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons who are subject to special treatment under U.S. federal income tax laws (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, certain U.S. expatriates or former long term residents of the United States, tax-exempt organizations, pension plans, “controlled foreign corporations”, “passive foreign investment companies”, corporations that accumulate earnings to avoid U.S. federal income tax, persons in special situations, such as those who have elected to mark securities to market or those who hold shares of our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment, persons that have a “functional currency” other than the U.S. dollar, or holders subject to the alternative minimum tax or the 3.8% tax on net investment income). In addition, except as explicitly addressed herein with respect to estate tax, this summary does not address estate and gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust other than:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or any other organization taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons (as defined in the Code) have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A modified definition of Non-U.S. Holder applies for U.S. federal estate tax purposes (as discussed below).

If an entity that is classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes that hold shares of our common stock and their investors are urged to consult their own tax advisors.

There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of shares of our common stock.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, AS WELL AS THE APPLICATION OF STATE, LOCAL AND NON-U.S. INCOME TAX AND OTHER TAX LAWS.

Distributions on Shares of Our Common Stock

As discussed under “Dividend Policy” above, we do not currently pay, and do not anticipate paying in the near future, cash dividends on shares of our common stock. In the event that we do make a distribution of cash or property with respect to shares of our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, if any, as determined under U.S. federal income tax principles, and will be subject to withholding as described in the next paragraph below. If a distribution exceeds our current or accumulated earnings and profits, the excess will be treated as a tax-free return of the Non-U.S. Holder’s investment, up to such holder’s adjusted tax basis in its shares of our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Gain on Sale, Exchange or Other Taxable Disposition of Shares of our Common Stock”. Any distribution described in this paragraph would also be subject to the discussions below in “—Additional Withholding and Information Reporting Requirements for Shares of Our Common Stock Held by or through non-U.S. Entities” and “—Backup Withholding and Information Reporting”.

Any dividends paid to a Non-U.S. Holder with respect to shares of our common stock generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides the applicable withholding agent with an appropriate IRS Form W-8 (which may be required to be updated periodically), prior to the payment of dividends, such as:

•

IRS Form W-8BEN or W-8BEN-E, as appropriate (or successor form), certifying, under penalties of perjury, that such Non-U.S. Holder is entitled to a reduction in withholding under an applicable income tax treaty; or

•

IRS Form W-8ECI (or successor form) certifying, under penalties of perjury, that a dividend paid on shares of our common stock is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States of the Non-U.S. Holder (in which case such dividend generally will be subject to regular graduated U.S. federal income tax rates on a net income basis as described below).

The certification requirement described above also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain Non-U.S. Holders that are intermediaries or pass-through entities for U.S. federal income tax purposes.

Each Non-U.S. Holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If dividends are effectively connected with the conduct of a trade or business in the United States of the Non-U.S. Holder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), will generally be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the United States. In addition, if such Non-U.S. Holder is taxable as a corporation for U.S. federal income tax purposes, such Non-U.S. Holder may be subject to an additional “branch profits tax” equal to 30% of its effectively connected earnings and profits for the taxable year, unless an applicable income tax treaty provides otherwise.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty, such holder may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Shares of our Common Stock

Subject to the discussions below under “—Additional Withholding and Information Reporting Requirements for Shares of Our Common Stock Held by or through non-U.S. Entities” and “—Backup Withholding and Information Reporting”, in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, (ii) we are or have been a “United States real property holding corporation”, as defined in the Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period with respect to the applicable shares of our common stock (the “relevant period”), or (iii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless an applicable income tax treaty provides otherwise) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition.

With respect to the second exception above, although there can be no assurance, we believe we are not, and we do not currently anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we are not currently or will not become a USRPHC in the future. Generally, a corporation is a USRPHC only if the fair market value of its “United States real property interests” (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus other assets used or held for use in a trade or business. Even if we are or become a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of shares of our common stock by reason of our status as a USRPHC so long as (i) our common stock is regularly traded on an established securities market (within the meaning of Code Section 897(c)(3)) during the calendar year in which such sale, exchange or other taxable disposition of shares of our common stock occurs and (ii) such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the relevant period. If we are a USRPHC and the requirements of (i) or (ii) are not met, gain on the disposition of shares of our common stock generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the “branch profits tax” will not apply. Prospective investors are urged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis with respect to such gain in the same manner as if such holder were a resident of the United States, unless otherwise provided in an applicable income tax treaty, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” on its effectively connected earnings and profits at a rate of 30%, unless an applicable income tax treaty provides otherwise.

Additional Withholding and Information Reporting Requirements for Shares of Our Common Stock Held by or through non-U.S. Entities

Sections 1471 through 1474 of the Code and related Treasury regulations and guidance (commonly referred to as “FATCA”) generally will impose a U.S. federal withholding tax of 30% on certain payments to certain

non-U.S. entities (including certain intermediaries), including dividends on and the gross proceeds from a sale, exchange or other disposition of shares of our common stock, unless such persons comply with a complicated U.S. information reporting, disclosure and certification regime. In the case of payments made to a “foreign financial institution,” as defined under FATCA (including, among other entities, an investment fund), the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the U.S. government (a “FATCA Agreement”) or (ii) complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”), in either case to, among other things, collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution. In the case of payments made to a foreign entity that is not a foreign financial institution, the tax generally will be imposed, subject to certain exceptions, unless such foreign entity provides the withholding agent with certification that it does not have any “substantial U.S. owner” (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its substantial U.S. owners. FATCA Agreements, IGAs and implementing rules may alter the general description above. The FATCA withholding rules currently apply to dividend payments on our common stock and will apply to payments of gross proceeds from the sale, exchange or other disposition of shares of our common stock occurring on or after January 1, 2019. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our common stock, and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions on shares of our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. These information reporting requirements apply even if withholding was not required. A Non-U.S. Holder may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) or otherwise establish an exemption in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to Non-U.S. Holders subject to the U.S. federal withholding tax, as described above in “—Distributions on Shares of Our Common Stock”, generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the payment of the proceeds of a disposition of shares of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies that it is not a United States person (as defined in the Code) and satisfies certain other requirements, or otherwise establishes an exemption. For information reporting purposes, dispositions effected through a non-U.S. office of a broker with certain substantial U.S. ownership, operations or connections generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker, and dispositions otherwise effected through a non-U.S. office generally will not be subject to information reporting. Generally, backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected through a non-U.S. office of a U.S. broker or non-U.S. office of a non-U.S. broker. Prospective investors are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment made to a Non-U.S. Holder can be refunded or credited against such Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Federal Estate Tax

Shares of our common stock held (or treated as held) by an individual who is not a U.S. citizen or resident (as specifically determined for U.S. federal estate tax purposes) at the time of such individual’s death will be included in such individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

UNDERWRITING

We, the selling stockholder and the underwriter named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase from the selling stockholder the number of shares indicated in the following table.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	10,000,000

The underwriter is committed to take and pay for all of the shares being offered if it purchases any shares.

If the underwriter sells more than 10,000,000 shares, it has an option to purchase an additional 1,500,000 shares from the selling stockholder. It may exercise this option for 30 days.

The underwriter has agreed to purchase the shares of common stock from the selling stockholder at a price of $         per share, which will result in $         of proceeds to the selling stockholder before expenses. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on The New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and as such dealers may receive compensation in the form of discounts, concessions or commission from the underwriter and/or purchases of shares of common stock for whom they may act as agents or to who they may sell as principal.

The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the shares as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the shares, that you will be able to sell any of the shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

We and our executive officers, directors, and the selling stockholders have agreed with the underwriter, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 30 days after the date of this prospectus supplement, except with the prior written consent of the underwriter.

Our common stock is listed on the NYSE under the symbol “PRTY”.

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares in the offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase additional shares pursuant to the option granted to it. “Naked” short sales are any sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Company’s common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In connection with the offering, the underwriter may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to online brokerage customers. An electronic prospectus is available on the Internet website maintained by the underwriter. Other than the prospectus in electronic format, the information on the underwriter’s website is not part of this prospectus supplement or the accompanying prospectus.

The underwriter does not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

We estimate that our share of the total expenses of the offering will be approximately $100,000. We have agreed to reimburse the underwriter for certain expenses, including expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority, in an amount up to $50,000.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the issuer or its affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each member state of the European Economic Area, no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of the shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representative has been given to the offer or resale; or where the shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the underwriter and its respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the representative have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the representative to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of the shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom who are “qualified investors” or otherwise in circumstances which do not require publication by the Company of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000.

Any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, investment professionals falling within Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or

other persons to whom such investment or investment activity may lawfully be made available (together, “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

Hong Kong

WARNING: The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to any offer of the shares. If recipients are in any doubt about any of the contents of this prospectus supplement, they should obtain independent professional advice.

The shares may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and the underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Issuer, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been and will not be submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case acting for their own account, or otherwise in circumstances in which no offer to the public occurs, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with Article L.411-2-I-1°-or-2°-or 3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (offre au public).

The shares may not be distributed directly or indirectly to the public except in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the issuance of the shares of common stock to be offered hereby will be passed upon for us by Ropes & Gray LLP, New York, New York. Ropes & Gray LLP and certain of its attorneys have, in the aggregate, an indirect interest in less than 1% of our common stock, including through limited partnership interests in funds associated with THL. Certain matters will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of Party City Holdco Inc. appearing in Party City Holdco Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), and the effectiveness of Party City Holdco Inc.’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement or the accompanying prospectus, until the termination of this offering. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 14, 2018 (File No. 001-37344);

•

Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2018 (File No. 001-37344), that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 14, 2018;

•

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 9, 2018 and the quarter ended June 30, 2018, filed with the SEC on August 9, 2018 (File No. 001-37344);

•

Our Current Reports on Form 8-K, filed with the SEC on January 12, 2018, February 20, 2018 (Items 1.01 and 2.03 only), April 13, 2018), May 17, 2018, June 8, 2018, July 27, 2018, August 6, 2018 and August 9, 2018 (Item 5.02 only) (File No. 001-37344); and

•

The description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on April 10, 2015 (File No. 001-37344), as supplemented by the “Description of Capital Stock “ found on page 6 of the accompanying prospectus and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Party City Holdco Inc.

80 Grasslands Road

Elmsford, NY 10523

(914) 345-2020

Attn: Corporate Secretary

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.investor.partycity.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus supplement.

Party City Holdco Inc.

Common stock

The selling stockholders identified in this prospectus may offer and sell from time to time, in one or more series or issuances and on terms that will be determined at the time of the applicable offering, 89,222,680 shares of common stock. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on The New York Stock Exchange under the symbol “PRTY.” On September 1, 2016, the last sale price of our common stock as reported on The New York Stock Exchange was $17.22 per share.

Investing in our common stock involves substantial risk. See “Risk factors” referenced on page 2 of this prospectus to read about factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 30, 2016.

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and any free writing prospectuses. We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any prospectus supplement is current only as of the date of the applicable document.

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, references in this prospectus to the “Company”, “Party City”, “we”, “us” and “our” refer to Party City Holdco Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (“Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, on a continuous basis, in one or more offerings, sell or otherwise dispose of up to 89,222,680 shares of common stock. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. You should read the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We will not receive any proceeds from the sale or other disposition of the shares of common stock registered hereunder.

ii

ABOUT PARTY CITY

We are the leading party goods retailer by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. With over 900 locations (inclusive of approximately 180 franchised stores), we have the only coast-to-coast network of party superstores in the U.S. and Canada. Our stores make it easy and fun to enhance special occasions with a differentiated shopping experience and an unrivaled assortment of innovative and exciting merchandise offered at a compelling value. During the Halloween selling season, we also operate a network of approximately 300 temporary stores under the Halloween City banner.

Founded in 1947, we started as an importer and wholesaler of select party goods and grew to offer a broad selection of decorated party supplies including paper and plastic tableware, metallic and latex balloons, novelties, costumes and other garments and stationery for everyday, themed and seasonal events. Through a series of acquisitions starting in 2005, we built a powerful retail operation that captures the full manufacturing-to-retail margin on a significant portion of the products sold in our stores. Based on our revenues, we believe we are the largest global designer, manufacturer and distributor of decorated party supplies with products found in over 40,000 retail outlets worldwide, including our own stores as well as independent party supply stores, mass merchants, grocery retailers, dollar stores and others. Our products are available in over 100 countries with the U.K., Germany, Australia and France among the largest end markets for our products outside of North America.

Party City Holdco Inc. is a Delaware corporation. Our executive offices are located at 80 Grasslands Road, Elmsford, New York 10523 and our telephone number at that location is (914) 345-2020. Our website address is http://www.PartyCity.com. Our website, and the information contained on our website, is not part of this prospectus.

RISK FACTORS

An investment in our common stock involves various risks. You should carefully read and consider the risk factors included in the documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and any subsequent Quarterly Reports on Form 10-Q, and the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of federal securities laws that relate to future events or our future financial performance. In many cases, you can identify forward-looking statements by terminology such as “aim”, “anticipate”, “assume”, “believe”, “can have”, “continue”, “could”, “due”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “likely”, “may”, “objective”, “outlook”, “plan”, “potential”, “positioned”, “predict”, “pro forma”, “project”, “should”, “target”, “will”, “would” or the negative of these terms or other comparable terminology. These forward-looking statements are made based on our management’s expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These uncertainties and other factors could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Important factors that may cause actual results to differ materially from the results expressed or implied by these forward-looking statements are set forth under “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, any subsequent Quarterly Reports on Form 10-Q and the applicable prospectus supplement. These forward-looking statements are based on information available to us on the date each forward-looking statement is made. We undertake no obligation, except as may be required by law, to publicly update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

•	we operate in a competitive industry, and our failure to compete effectively could cause us to lose our market share, revenues and growth prospects;

•	a decrease in our Halloween sales could have a material adverse effect on our operating results for the year;

•	our failure to appropriately respond to changing merchandise trends and consumer preferences could significantly harm our customer relationships and financial performance;

•	our business may be adversely affected by fluctuations in commodity prices;

•	we may not be able to successfully implement our store growth strategy;

•	our business is sensitive to consumer spending and general economic conditions, and an economic slowdown could adversely affect our financial performance;

•	our international operations subject us to additional risks, which risks and costs may differ in each country in which we do business and may cause our profitability to decline;

•	our substantial indebtedness and lease obligations could adversely affect our financial flexibility and our competitive position;

•	movements in foreign exchange rates could cause our profitability to decline;

•

we may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful; and

•

investment funds affiliated with Thomas H. Lee Partners, L.P. (“THL”) and Advent International Corporation (“Advent” and, together with THL, the “Principal Stockholders”) have the ability to control the outcome of matters submitted for stockholder approval and may have interests that differ from those of our other stockholders.

The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and it is not possible for us to predict all of them. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q incorporated by reference in this prospectus and the “Risk Factors” section in the applicable prospectus supplement. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein, as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein in the context of these risks and uncertainties.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus, the accompanying prospectus supplement or the documents incorporated by reference herein. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

As of August 15, 2016, the total amount of our authorized common stock consisted of 300,000,000 shares of common stock, par value $0.01 per share, and we had 119,443,442 shares of common stock issued and outstanding, of which 87,557,952 was held by the Principal Stockholders, and no shares of preferred stock were issued or outstanding. As of July 31, 2016, we had 44 stockholders of record of common stock and had outstanding options to purchase 8,324,151 shares of common stock.

The discussion set forth below describes our capital stock, our amended and restated certificate of incorporation and bylaws. We urge you to read the full text of our amended and restated certificate of incorporation and bylaws, which are included as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2015.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that is outstanding at the time of the dividend.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock.

The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, except as described below, to issue up to 15,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. Because the board of directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of the holders of the common stock, which could adversely affect the holders of the common stock and could discourage a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.

Anti-takeover Effects of the Delaware General Corporation Law (the “DGCL”) and our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor.

Classified Board of Directors

Our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our amended and restated certificate of incorporation and our bylaws also provide that, prior to the date on which the Principal Stockholders own less than 50% of our outstanding common stock, a director may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of our outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. At and following the date on which the Principal Stockholders own less than 50% of our outstanding common stock, a director may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of our outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Action by Written Consent

The DGCL provides that, unless otherwise stated in a corporation’s certificate of incorporation, the stockholders may act by written consent without a meeting. Our certificate of incorporation provides that after the Principal Stockholders collectively own less than 50% of our outstanding common stock, any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of the stockholders may only be taken at an annual or special meeting before which it is properly brought, and not by written consent without a meeting. As a result, THL and Advent will be able to act by written consent so long as they collectively own at least 50% of our outstanding common stock.

Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our amended and restated certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by (a) our chairman or vice chairman of the board of directors or (b) the board of directors through a special resolution.

In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or any committee thereof, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Amended and Restated Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or, in addition to any other vote otherwise required by law, prior to the date on which the Principal Stockholders own less than 50% of our outstanding common stock, by the holders of a majority of the voting power of our outstanding shares of capital stock entitled to vote, which such majority must include at least two-thirds of the shares then held by the Principal Stockholders. At and following the date on which the Principal Stockholders own less than 50% of our outstanding common stock, the affirmative vote of at least two-thirds of the voting power of the outstanding shares of capital stock entitled to vote shall be required to award or repeal our bylaws. Additionally, the affirmative vote of at least two-thirds of the voting power of the outstanding shares of capital stock entitled to vote on the adoption, alteration, amendment or repeal of our amended and restated certificate of incorporation, voting as a single class, is required to amend or repeal or to adopt any provision inconsistent with the “Classified Board of Directors,” “Action by Written Consent,” “Special Meetings of Stockholders,” “Amendments to Certificate of Incorporation and Bylaws” and “Business Combinations” provisions described in our amended and restated certificate of incorporation; provided, however, that so long as the Principal Stockholders collectively beneficially own (directly or indirectly) more than 50% of the outstanding shares of our common stock, such alteration, amendment, repeal or adoption will be approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our amended and restated certificate of incorporation and our bylaws.

Renouncement of Corporate Opportunity

Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to Exempted Persons (as defined therein) and that may be a business opportunity for such Exempted Person, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such Exempted Person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us. None of the Exempted Persons or their representatives has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries. In addition, the affirmative vote of 80% of the voting power of the outstanding shares of capital stock entitled to vote on the adoption, alteration, amendment or repeal of our amended and restated certificate of incorporation, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with provisions related to the “Renouncement of Corporate Opportunity.”

Business Combinations

We have opted out of Section 203 of the DGCL. However, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our amended and restated certificate of incorporation provides that the Principal Stockholders, their respective affiliates and associates, and any of their respective direct or indirect transferees of at least 5% of our outstanding common stock and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.

Exclusive Jurisdiction for Certain Actions

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of a fiduciary duty and other similar actions, may be brought only in specified courts in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021. Its telephone number is (800)736-3001.

SELLING STOCKHOLDERS

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of August 15, 2016. The selling stockholders named in this prospectus may offer to sell from time to time up to 89,222,680 shares of our common stock, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when or in what amount each selling stockholder may offer its shares for sale under this prospectus.

			Maximum Number of Shares That May be Offered Pursuant to This Prospectus
	Shares Owned Prior to the Offering			Shares Owned After the Offering
Name	Number of Shares	Percentage		Number of Shares	Percentage
Funds affiliated with Thomas H. Lee Partners, L.P. (1)	65,157,952	54.60%	65,157,952
Funds managed by Advent International Corporation (2)	22,400,000	18.77%	22,400,000
Gerald C. Rittenberg (3)	705,456	*	705,456
James M. Harrison (4)	234,969	*	234,969
Harrison Family 2010 Trust	393,019	*	393,019
Gregg A. Melnick (5)	262,528	*	262,528
Michael A. Correale (6)	68,756	*	68,756

*	Represents beneficial ownership of less than 1%.
(1)

Funds affiliated with Thomas H. Lee Partners, L.P. (the “THL Funds”) own 100% of THL PC Topco, L.P., which in turn owns shares of our common stock. Voting and investment determinations with respect to the securities held by the THL Funds are made by a management committee (the “THL Committee”) consisting of Todd M. Abbrecht, Anthony J. DiNovi, Thomas M. Hagerty, Seth N. Lawry, Soren L. Oberg, Scott M. Sperling and Kent R. Weldon, and as such each member of the THL Committee may be deemed to share beneficial ownership of the securities held or controlled by the THL Funds. Each member of the THL Committee disclaims beneficial ownership of such securities. The address of the THL Funds and each member of the THL Committee is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(2)

Funds managed by Advent own 100% of Advent Party City Acquisition L.P., which in turn owns shares of our common stock. With respect to any shares held by funds managed by Advent International Corporation, a number of individuals currently composed of David M. Mussafer, Steven M. Tadler and David M. McKenna, none of whom have individual voting or investment power, exercises voting and investment power over any shares beneficially owned by Advent International Corporation. The address of Advent International Corporation is 75 State Street, Boston, MA 02109.

(3)

Includes shares held indirectly by Gerald C. Rittenberg, our Executive Chairman and a director of the Company, including: 345,734 shares held by Ritts Enterprises LLC, 163, 061 shares held by Garrett J. Rittenberg Self-Settled Trust u/a/d June 28, 2008, 154,661 shares held by Craig M. Rittenberg Self-Settled Trust u/a/d June 28, 2008, 14,000 shares held by Charles Arthur Rittenberg 2008 Trust, 14,000 shares held by Jack Dolliver Rittenberg 2013 Trust, and 14,000 shares held by Theodore Frederick Rittenberg 2014 Trust.

(4)	Includes shares held by James M. Harrison, our Chief Executive Officer and a director of the Company, including 10,969 shares that Mr. Harrison holds directly and 224,000 shares held by BJM[2] LLC.
(5)	Includes shares held by Gregg A. Melnick, our President, including 44,800 shares that Mr. Melnick holds directly and 217,728 shares held by the Melnick 2008 Family Trust.
(6)	Includes 68,756 shares held by Michael A. Correale, our Chief Accounting Officer and our former Chief Financial Officer.

PLAN OF DISTRIBUTION

The selling stockholders may sell the securities offered hereby in one or more of the following ways (or in any combination there) from time to time:

•	to or through underwriters;

•	through agents;

•	through brokers or dealers;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through a combination of such methods; or

•	through any other method permitted by applicable law.

A prospectus supplement will describe the terms of the offering of the common stock, including the following:

•	the name or names of any underwriters, dealers or agents and the amount of common stock underwritten or purchased by each of them;

•

the public offering price of the common stock, the proceeds to the selling stockholders, and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents, and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any delayed delivery arrangements; and

•	information about the selling stockholders, including the relationship between the selling stockholders and us.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the common stock being offered thereby.

The selling stockholders may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from the selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling stockholders with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business. We and the selling stockholders may also use underwriters or such other third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders will describe the nature of any such relationship in the applicable prospectus supplement.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in our common stock. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of our common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common stock is listed on The New York Stock Exchange. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market in our common stock.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of our common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of common stock originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

LEGAL MATTERS

The validity of the issuance of the shares of common stock to be offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP and certain of its attorneys have, in the aggregate, an indirect interest in less than 1% of our common stock, including through limited partnership interests in funds associated with the Principal Stockholders.

EXPERTS

The consolidated financial statements of Party City Holdco Inc. included in Party City Holdco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 (including Schedules appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 14, 2016 (File No. 001-37344);

•

Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2016 (File No. 001-37344), that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 14, 2016;

•

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, filed with the SEC on May 13, 2016 (File No. 001-37344), and June 30, 2016, filed with the SEC on August 9, 2016 (File No. 001-37344);

•	Our Current Reports on Form 8-K, filed with the SEC on March 7, 2016, April 8, 2016, June 21, 2016 and July 21, 2016 (File No. 001-37344); and

•

The description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on April 10, 2015 (File No. 001-37344 ), as supplemented by the “Description of Capital Stock” found on page 6 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Party City Holdco Inc.

80 Grasslands Road

Elmsford, NY 10523

(914) 345-2020

Attn: Corporate Secretary

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.investor.partycity.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

10,000,000 Shares

Party City Holdco Inc.

Common Stock

Morgan Stanley

                    , 2018